UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 15, 2006

ANGIODYNAMICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-50761	11-3146460
(Commission File Number)	(IRS Employer Identification No.)

603 Queensbury Avenue, Queensbury, New York	12804
(Address of Principal Executive Offices)	(Zip Code)

(518) 798-1215

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 15, 2006, the Compensation Committee of the Board of Directors of AngioDynamics, Inc. (the “Company”) took the following actions:

1.	Amended the compensation payable to the chairmen of the Compensation Committee and the Nominating & Corporate Governance Committee of the Board of Directors by providing for an annual cash retainer of $5,000 for each chairman, effective retroactively to June 6, 2006. As amended, the compensation of the non-employee directors of the Company, including committee chairman, is set forth on, and is incorporated into this Item 1.01 by reference to, exhibit 10.1 to this current report on Form 8-K.

2.	Approved increased annual base salaries for fiscal 2007 for the Company’s Chief Executive Officer (which is also the Company’s President), (the “CEO”), and the Company’s other Executive Officers who will be named executive officers in the Company’s 2006 proxy statement. The fiscal 2007 base salaries are as follows:

Name	Position	Fiscal 2007 Base Salary
Eamonn P. Hobbs	President and CEO	$313,000
Paul J. Shea	Vice President, Sales	$185,427
Robert M. Rossell	Vice President, Marketing	$185,317
Brian S. Kunst	Vice President, Regulatory Affairs/Quality Assurance	$173,500
William M. Appling	Vice President, Research	$176,578

3.	Amended the Company’s Management Profitability Bonus Program (the “Bonus Program”) to increase the target bonus for the CEO to 50% from 40% of his salary for fiscal 2007 and subsequent fiscal years. A copy of the Bonus Program, as amended, is filed as exhibit 10.3 to this current report on Form 8-K and incorporated by reference into this Item 1.01

In addition, on August 15, 2005, the Compensation Committee approved the individual annual performance objectives, or MBO’s, for fiscal 2007 for the Company’s CEO under the Bonus Program. The Bonus Program, as amended as described above, provides for annual target bonuses for the CEO of 50% of base salary and for all other executive officers of 30% of base salary. As previously reported in the Company’s current report on Form 8-K filed on August 4, 2005, 30% of each target bonus is payable at the end of the Company’s fiscal year, contingent upon achievement of the officer’s MBO’s. Payment of the remaining 70% of the bonus is paid quarterly upon the Company’s achievement of quarterly EBIT budget objectives, with 25% of each payment made held back for distribution after the end of the fiscal year if the Company achieves its annual EBIT goal as set forth in the Company’s annual budget.

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The CEO develops and submits his MBO’s directly to the compensation committee for its review and approval. The fiscal 2007 MBO’s for the CEO consist of a combination of several Company financial benchmarks, including objectives relating to revenues, gross margins, EBIT, expense limitations and similar goals, and specific personal performance objectives set for CEO. The personal objectives generally relate to matters within each officer’s specific department or area of responsibility. The various MBO’s were assigned percentage values in accordance with their importance to the Company’s achievement of its overall objectives.

In addition, the committee approved the following payments for the Company’s Executive Officers under the Bonus Program for fiscal 2006:

a)	Payment of the fiscal 2006 MBO bonuses

b)	Payment of the annual EBIT escrow and payment of a prorated amount of the annual overachievement bonus

Name	FY 2006 MBO Bonus	FY2006 EBIT and Overachievement Bonus
Eamonn P. Hobbs	$34,680	$22,421
Paul J. Shea	$14,369	$11,498
Robert M. Rossell	$14,303	$11,190
Brian S. Kunst	$14,544	$10,780
William M. Appling	$12,298	$10,652

4.	At the August 15, 2006 meeting, the Compensation Committee also approved grants of non-qualified stock options under the Company’s 2004 Stock and Incentive Award Plan (the “2004 Plan”) to the Company’s Executive Officers, which have been reported on Form 4 filings made by or on behalf of each officer with the Securities and Exchange Commission (“SEC”). The option grants were made pursuant to option agreements, the form of which, together with the 2004 Plan, have previously been filed as exhibits with the SEC.

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1.	Summary of the Compensation of the Non-Employee Directors of AngioDynamics, Inc.

10.2	Summary of Fiscal 2007 Base Compensation for the Chief Executive Officer and other Named Executive Officers

10.3	AngioDynamics, Inc. Management Profitability Bonus Program (amended as of August 15, 2006)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2006	ANGIODYNAMICS, INC.
(Registrant)

	By:	/s/ Joseph G. Gerardi
Joseph G. Gerardi
Vice President, Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description
10.1	Summary of the Compensation of the Non-Employee Directors of AngioDynamics, Inc.

10.2	Summary of Fiscal 2007 Base Compensation for the Chief Executive Officer and other Named Executive Officers

10.3	AngioDynamics, Inc. Management Profitability Bonus Program (amended as of August 15, 2006)